UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2025
GRI BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40034	82-4369909
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
2223 Avenida de la Playa, Suite 208
La Jolla, CA 92037
(Address of principal executive offices and zip code)
(619) 400-1170
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRI	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.
Securities Purchase Agreement
On April 1, 2025, GRI Bio, Inc. (the “Company”) commenced a best efforts public offering (the “Offering”) of an aggregate of (i) 202,000 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of the Company, (ii) 1,186,888 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,186,888 shares of Common Stock (the “Pre-Funded Warrant Shares”), (iii) 1,388,888 Series E-1 warrants (the “Series E-1 Warrants”) to purchase up to 1,388,888 shares of Common Stock (the “Series E-1 Warrant Shares”), (iv) 1,388,888 Series E-2 warrants (the “Series E-2 Warrants”) to purchase up to 1,388,888 shares of Common Stock (the “Series E-2 Warrant Shares”), and (v) 1,388,888 Series E-3 warrants (the “Series E-3 Warrants,” and collectively with the Series E-1 Warrants and the Series E-2 Warrants, the “Series E Warrants”) to purchase up to 1,388,888 shares of Common Stock (the “Series E-3 Warrant Shares”). Each Share or Pre-Funded Warrant was sold together with one Series E-1 Warrant to purchase one share of Common Stock, one Series E-2 Warrant to purchase one share of Common Stock and one Series E-3 Warrant to purchase one share of Common Stock. The combined offering price for each Share and accompanying Series E Warrants was $3.60, and the combined offering price for each Pre-Funded Warrant and accompanying Series E Warrants was $3.5999. The Pre-Funded Warrants will have an exercise price of $0.0001 per share, be exercisable immediately and will expire when exercised in full. Each Series E Warrant will have an exercise price of $3.20 per share and will be immediately exercisable. The Series E-1 Warrants will expire on the five-year anniversary of the date of issuance. The Series E-2 Warrants will expire on the 18-month anniversary of the date of issuance. The Series E-3 Warrants will expire on the 9-month anniversary of the date of issuance.

The net proceeds of the Offering, after deducting the fees and expenses of the Placement Agent (as defined below), described in more detail below, and other offering expenses payable by the Company, but excluding the net proceeds, if any, from the exercise of the Series E Warrants, is expected to be approximately $4.2 million. The Company intends to use the net proceeds from the Offering for working capital, product candidate development activities and general corporate purposes, including costs and expenses associated with being a public company. The Company believes that the net proceeds from the Offering, together with its cash and cash equivalents, will be sufficient to fund its planned operations though the third quarter of 2025. The Company anticipates that the Offering will close on or about April 2, 2025.
In connection with the Offering, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors. Pursuant to the Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 30 days after the closing date of the Offering, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) until the one-year anniversary of the closing date of the Offering, subject to certain exceptions.
The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.
A holder will not have the right to exercise any portion of the Series E Warrants or Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series E Warrants or the Pre-Funded Warrants, respectively.
Pursuant to an engagement agreement (as amended, the “Engagement Agreement”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent in connection with the Offering (i) a cash fee equal to 7.0% of the aggregate gross proceeds received in the Offering, (ii) a management fee equal to 1.0% of the aggregate gross proceeds received in the Offering, (iii) a non-accountable expense allowance of $25,000, (iv) reimbursement of up to $100,000 for legal fees and expenses and other out of pocket expenses and (v) up to $15,950 for the clearing expenses.
Also pursuant to the Engagement Agreement, the Company, in connection with the Offering, agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 97,222 shares of Common Stock (the “Placement Agent Warrant Shares”). The Placement Agent Warrants will have an exercise price of $4.50 per share (which represents 125% of the combined public offering price per Share and accompanying Series E Warrants), will expire on April 1, 2030 and will be exercisable upon issuance.

The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Series E-1 Warrants, the Series E-1 Warrant Shares, the Series E-2 Warrants, the Series E-2 Warrant Shares, the Series E-3 Warrants, the Series E-3 Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares were offered by the Company pursuant to a Registration Statement on Form S-1 (the "Registration Statement") originally filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2025, as amended by Amendment No. 1 to Form S-1 (including the prospectus forming a part of such Registration Statement), under the Securities Act (File No. 333-286072), and declared effective by the SEC on April 1, 2025.
The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants, the Series E-1 Warrants, the Series E-2 Warrants, the Series E-3 Warrants and the Placement Agent Warrants are not complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, the form of Pre-Funded Warrant, the form of Series E Warrant, and the form of Placement Agent Warrant, copies of which are filed as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 8.01 Other Events.
Press Release
On April 1, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.
Cautionary Note Regarding Forward Looking Statements
This Current Report on Form 8-K and certain of the materials filed herewith contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions. These forward-looking statements are based on the Company’s current beliefs and expectations. Forward-looking statements include, but are not limited to, statements regarding: the completion of the Offering; the satisfaction of customary closing conditions related to the Offering; the anticipated use of proceeds from the Offering; the exercise of the Series E Warrants prior to their expiration; the future clinical development of the Company’s product candidates and the timing of any trials or milestones in connection with this development; and estimates regarding the Company’s cash runway or sufficiency of its resources to support planned operations. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements, such as those related to the anticipated closing of the Offering and the Company’s cash runway, are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K or the materials furnished or filed herewith, including, without limitation, uncertainties related to market conditions and the completion of the Offering on the anticipated terms or at all. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequent filings with the SEC and in the Registration Statement. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant.
4.2	Form of Series E Warrant.
4.3	Form of Placement Agent Warrant.
10.1+	Form of Securities Purchase Agreement.
99.1	Press Release, dated April 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
+    Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2025	GRI Bio, Inc.
By: /s/ Leanne Kelly
Leanne Kelly
Chief Financial Officer